CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the inclusion of Post-Effective Amendment No. 2 to the Registration Statement on form N-1A (File No. 33-64667) of Manning & Napier Insurance Fund, Inc. of our reports dated January 23, 1997, relating to the financial statements and financial highlights of Manning & Napier Moderate Growth Portfolio, Growth Portfolio, Maximum Horizon Portfolio, Small Cap Portfolio, Equity Portfolio and the Bond Portfolio.

We also consent to the references to our Firm in the Prospectus and Statement of Additional Information under the heading General Information.



                                   /s/ Coopers & Lybrand L.L.P
                                   Coopers & Lybrand

Boston, Massachusetts
April 28, 1997



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